Exhibit 99.1

Hercules Announces Q4 Portfolio Update and

Select Achievements for 2015

•	~$745.3 million in Total Debt and Equity Commitments

•	15 Portfolio Companies Complete IPO and/or M&A Liquidity Events

•	Record Level of Scheduled and Unscheduled Principal Repayments of ~$503.7 million in Fiscal Year 2015

•	Outstanding Management of Total Unfunded Commitments to $115.9 million by end of Q4 2015, Significantly Down from a Peak of $413.9 million in Q2 2015

•	Combined $60.0 million redemption of the 7.00% 2019 Notes in 2015; $40.0 million completed in Q4 2015 resulting in an annual interest expense savings of ~$3.0 million, or $0.04 Net Investment Income “NII” per share on an annual basis

•	In December 2015 extended the Wells Fargo Credit Facility, under which Wells Fargo & Company has committed $75.0 million through August 2018 at the same terms

Palo Alto, Calif., January 12, 2016 – Hercules Technology Growth Capital, Inc. (NYSE: HTGC), the leading specialty financing provider to innovative venture growth, pre-IPO and M&A stage companies backed by leading venture capital firms, today announced its Q4 2015 portfolio update and select achievements for 2015.

“2015 was an outstanding year for Hercules with nearly $750 million in new commitments. Throughout the year, we also made a number of significant new investments in our organization at all levels to ensure continued growth of our investment portfolio, and access to long-term, cost-effective funding, which we expect will enable Hercules to realize high-quality earnings and earnings growth expected to cover our dividend for our shareholders for 2016 and beyond, assuming the markets remain favorable for new investments,” stated Manuel A. Henriquez, chairman and chief executive officer of Hercules. “In addition, during the year we expanded and added three new independent directors to our board, enhanced our senior management team, and received investment grade corporate ratings from both Standard & Poor’s and Kroll Bond Rating Agency, Inc.”

Henriquez added, “We continued to pursue our ‘slow and steady’ growth strategy, methodically converting our strong liquidity position into new interest-earning loans to venture growth stage companies, continuing to effectively manage down our unfunded commitments to $115.9 million, while also focusing on lowering our overall cost of funding as we continued to redeem our 7.0% 2019 Notes.”

Henriquez concluded, “Our originations team continues to demonstrate its incredible tenacity and resiliency by delivering impressive portfolio growth in the face of record loan repayments for two consecutive years, while at the same time maintaining a high-standard of underwriting discipline as evidenced by our outstanding credit performance. In addition, we continue to be extremely diligent in optimizing our operating structure to give us significant opportunity to grow our assets and maximize shareholder return. I am very pleased with our execution in 2015, and continue to be very optimistic about our prospects in 2016.”

New Commitments for Q4 2015 Total Approximately $116.3 million:

As of December 31, 2015, Hercules has originated ~$116.3 million of debt and equity commitments to new and existing portfolio companies.

Another Record Level of Principal Repayments/Early Pay-Offs:

Hercules received ~$129.4 million in principal repayments for Q4 2015, of which ~$105.7 million was unscheduled early repayments. The $105.7 million of unscheduled early repayments was higher than we had previously anticipated by ~$30-40 million, and primarily consisted of older term loans carrying lower prepayment fees and income accelerations.

For 2015, Hercules received ~$503.7 million in principal repayments, of which ~$388.7 million were unscheduled early repayments, a record level for the Company.

Portfolio M&A and IPO Activity in Q4 2015:

M&A Activity

Three (3) Portfolio Companies Completed M&A Events for Q4 2015:

1.	In October 2015, AtriCure, Inc. (Nasdaq: ATRC) announced and completed its acquisition of Hercules’ portfolio company nContact Surgical, Inc. for an upfront payment of 3.7 million shares of AtriCure common stock, valued at $24.60 per share and approximately $8.0 million in cash. Hercules currently holds 201,439 shares, of preferred warrants, in nContact, as of September 30, 2015.

2.	In October 2015, Outerwall Inc. (Nasdaq: OUTR) announced that it had entered into a definitive agreement to acquire Hercules’ portfolio company Gazelle, Inc. for $18.0 million in cash, less net closing transactions costs and fees. In December 2015, Outerwall completed the transaction.

3.	In November 2015, BlackBerry (NASDAQ: BBRY) completed its acquisition of Hercules’ portfolio company Good Technology Corporation for $425.0 million in cash. Hercules currently holds 500,000 shares, of common stock, in Good Technology, as of December 30, 2015.

IPO Activity

At Year-end 2015, Hercules Had Three (3) Portfolio Companies in IPO Registration:

1.	As of December 31, 2015, Hercules held warrant and equity positions in three portfolio companies that had confidentially filed Form S-1 Registration Statements under the JOBS Act with the SEC in contemplation of a potential IPO. Also, in December 2015, Hercules’ portfolio company Gelesis, Inc. formally withdrew its Form S-1 Registration.

There can be no assurances that companies that have yet to complete their IPOs will do so.

During Q4 2015, Two (2) Portfolio Companies Completed IPO Liquidity Events:

1.	In October 2015, Hercules’ portfolio company Edge Therapeutics, Inc. (Nasdaq: EDGE) completed its initial public offering of 7,315,151 shares of common stock at a public offering price of $11.00 per share. Hercules currently holds 157,190 shares of common stock and 78,595 shares of warrants in Edge Therapeutics, as of September 30, 2015.

2.	In October 2015, Hercules’ portfolio company Cerecor Inc. (Nasdaq: CERCU) completed its initial public offering of 4.0 million shares of common stock at a public offering price of $6.50 per share. Hercules currently holds 119,087 and 22,328 shares, of Preferred Series B-1 and warrants, respectively, in Cerecor, as of September 30, 2015.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) is the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related markets, including technology, biotechnology, life science, and energy & renewable technology, at all stages of development. Since inception (December 2003), Hercules has committed more than $5.6 billion to over 325 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of 7.00% Senior Notes due April 2019, 7.00% Senior Notes due September 2019, and 6.25% Notes due July 2024, which trade on the NYSE under the symbols “HTGZ,” HTGY,” and “HTGX,” respectively.

Forward-Looking Statements

The information disclosed in this press release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Technology Growth Capital, Inc.

(650) 433-5578 HT-HN

mhara@htgc.com